EXHIBIT 99.1

ISTA PHARMACEUTICALS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Ernst & Young LLP, Independent Auditors	F-2
Consolidated Balance Sheets as of December 31, 2001 and 2000	F-3
Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999 and the period from February 13, 1992 (inception) to December 31, 2001	F-4
Consolidated Statements of Stockholders’ Equity (Deficit) for the period from February 13, 1992 (inception) to December 31, 2001	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999 and the period from February 13, 1992 (inception) to December 31, 2001	F-8
Notes to Consolidated Financial Statements	F-9

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
ISTA Pharmaceuticals, Inc.

     We have audited the accompanying consolidated balance sheets of ISTA Pharmaceuticals, Inc. (a development stage company) as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2001, and for the period from February 13, 1992 (inception) to December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ISTA Pharmaceuticals, Inc. (a development stage company) at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, and for the period from February 13, 1992 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 1 to the financial statements, the Company has incurred recurring operating losses and negative cash flows and has a substantial need for additional funding to support its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The 2001 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

San Diego, California
February 1, 2002, except for the fifth paragraph of Note 1,
as to which the date is June 18, 2002

ISTA PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,

	2001	2000

ASSETS
Current assets:
Cash and cash equivalents	$12,348	$8,772
Short-term investments	3,254	16,957
Advanced payments — clinical trials	40	433
Other current assets	451	669

Total current assets	16,093	26,831
Property and equipment, net	819	912
Note receivable from officer	—	162
Deposits and other assets	44	116

	$16,956	$28,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$891	$606
Accrued compensation and related expenses	799	364
Accrued expenses — clinical trials	770	1,241
Other accrued expenses	1,554	1,219
Current portion of obligation under capital lease	—	15

Total current liabilities	4,014	3,445
Deferred rent	2	12
Deferred income	5,000	—

Commitments

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at December 31, 2001 and 2000; 16,445,924 and 15,419,099 shares issued and outstanding at December 31, 2001 and 2000, respectively	16	15
Additional paid-in capital	111,026	103,942
Deferred compensation	(3,643)	(2,585)
Accumulated other comprehensive income	(22)	122
Deficit accumulated during the development stage	(99,437)	(76,930)

Total stockholders’ equity	7,940	24,564

Total liabilities and stockholders’ equity	$16,956	$28,021

See accompanying notes.

ISTA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

				For the Period From
				February 13, 1992
	Years Ended December 31,			(Inception) To
				December 31,
	2001	2000	1999	2001

Costs and expenses:
Research and development	$15,770	$16,200	$11,062	$58,712
General and administrative	7,538	6,455	3,240	23,529

Total costs and expenses	23,308	22,655	14,302	82,241

Loss from operations	(23,308)	(22,655)	(14,302)	(82,241)
Interest income	826	848	69	2,414
Interest expense	(25)	(50)	(51)	(320)

Net loss	(22,507)	(21,857)	(14,284)	(80,147)
Deemed dividend for preferred stockholders	—	(19,245)	—	(19,245)

Net loss attributable to common stockholders	$(22,507)	$(41,102)	$(14,284)	$(99,392)

Net loss per common share, basic and diluted	$(1.44)	$(6.01)	$(9.50)

Shares used in computing net loss per common share, basic and diluted	15,593,885	6,835,587	1,502,807

See accompanying notes.

ISTA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
PERIOD FROM FEBRUARY 13, 1992 (INCEPTION) TO DECEMBER 31, 2001
(in thousands, except share and per share data)

						Preferred and
	Convertible					Common Stock
	Preferred Stock		Common Stock		Additional	Subscribed
					Paid-in
	Shares	Amount	Shares	Amount	Capital	Shares	Amount

Issuance of Series A preferred stock at $1.00 per share for cash	295,000	$295	—	$—	—	—	$—
Issuance of common stock at $.032 to $.180 per share for cash	—	—	950,000	1	59	—	—
Issuance of common stock at $.0376 per share for intellectual property	—	—	133,333	—	5	—	—
Net loss	—	—	—	—	—	—	—

Balance at December 31, 1992	295,000	295	1,083,333	1	64	—	—
Issuance of Series A preferred stock at $1.00 per share for cash	539,375	539	—	—	—	—	—
Net loss	—	—	—	—	—	—	—

Balance at December 31, 1993	834,375	834	1,083,333	1	64	—	—
Issuance of common stock at $.21 per share for cash	—	—	133,333	—	27	—	—
Issuance of common stock at $.21 per share for services	—	—	5,404	—	1	—	—
Net loss	—	—	—	—	—	—	—

Balance at December 31, 1994	834,375	834	1,222,070	1	92	—	—
Issuance of Series A preferred stock at $1.00 per share for cash	1,128,531	1,129	—	—	—	—	—
Issuance of Series B preferred stock at $2.75 per share for cash and in exchange for outstanding note payable, net of issuance costs of $15,548	1,955,555	5,362	—	—	—	—	—
Net loss	—	—	—	—	—	—	—

Balance at December 31, 1995	3,918,461	7,325	1,222,070	1	92	—	—
Issuance of common stock upon exercise of options	—	—	44,446	1	8	—	—
Net loss	—	—	—	—	—	—	—

Balance at December 31, 1996	3,918,461	7,325	1,266,516	2	100	—	—
Issuance of Series C preferred stock at $5.63 per share for cash, net of issuance costs of $66,735	947,295	5,267	—	—	—	—	—
Issuance of common stock upon exercise of options	—	—	51,852	—	11	—	—
Repurchase and retirement of Series A preferred stock	(11,153)	(11)	—	—	—	—	—
Net loss	—	—	—	—	—	—	—

Balance at December 31, 1997	4,854,603	12,581	1,318,368	2	111	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Deficit
			Accumulated	Accumulated	Total
			Other	During the	Stockholders'
	Subscriptions	Deferred	Comprehensive	Development	Equity
	Receivable	Compensation	Income	Stage	(Deficit)

Issuance of Series A preferred stock at $1.00 per share for cash	$		$—	$—	$295
Issuance of common stock at $.032 to $.180 per share for cash	—	—	—	—	60
Issuance of common stock at $.0376 per share for intellectual property	—	—	—	—	5
Net loss	—	—	—	(121)	(121)

Balance at December 31, 1992	—	—	—	(121)	239
Issuance of Series A preferred stock at $1.00 per share for cash	—	—	—	—	539
Net loss	—	—	—	(471)	(471)

Balance at December 31, 1993	—	—	—	(592)	307
Issuance of common stock at $.21 per share for cash	—	—	—	—	27
Issuance of common stock at $.21 per share for services	—	—	—	—	1
Net loss	—	—	—	(619)	(619)

Balance at December 31, 1994	—	—	—	(1,211)	(284)
Issuance of Series A preferred stock at $1.00 per share for cash	—	—	—	—	1,129
Issuance of Series B preferred stock at $2.75 per share for cash and in exchange for outstanding note payable, net of issuance costs of $15,548	—	—	—	—	5,362
Net loss	—	—	—	(887)	(887)

Balance at December 31, 1995	—	—	—	(2,098)	5,320
Issuance of common stock upon exercise of options	—	—	—	—	9
Net loss	—	—	—	(3,025)	(3,025)

Balance at December 31, 1996	—	—	—	(5,123)	2,304
Issuance of Series C preferred stock at $5.63 per share for cash, net of issuance costs of $66,735	—	—	—	—	5,267
Issuance of common stock upon exercise of options	—	—	—	—	11
Repurchase and retirement of Series A preferred stock	—	—	—	(45)	(56)
Net loss	—	—	—	(6,752)	(6,752)

Balance at December 31, 1997	—	—	—	(11,920)	774

ISTA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
PERIOD FROM FEBRUARY 13, 1992 (INCEPTION) TO DECEMBER 31, 2001 (CONTINUED)
(in thousands, except share and per share data)

						Preferred and
	Convertible					Common Stock
	Preferred Stock		Common Stock		Additional	Subscribed
					Paid-in
	Shares	Amount	Shares	Amount	Capital	Shares	Amount

Issuance of Series C preferred stock and warrants at $5.63 per share in exchange for conversion of bridge loans of $1,000,000 and cash, net of issuance costs of $43,676	844,166	4,709	—	—	—	—	—
Preferred and common stock subscribed	—	—	—	—			1,266
Issuance of common stock for exercisable options	—	—	21,913	—	6	—	—
Issuance of common stock at $.76 per share for cash	—	—	93,881	—	71	—	—
Deferred compensation related to stock options	—	—	—	—	12	—	—
Amortization of deferred compensation	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—

Balance at December 31, 1998	5,698,769	17,290	1,434,162	2	200	—	1,266
Issuance of Series C preferred stock and warrants at $5.63 per share in exchange for conversion of bridge loans and cash, net of issuance costs of $41,929	1,235,894	6,959	—	—	—	—	—
Issuance of preferred and common stock subscribed	221,551	1,247	24,638	—	19		(1,266)
Issuance of common stock for exercisable options	—	—	206,835	—	93	—	—
Issuance of common stock at $.76 per share for cash	—	—	52,123	—	39	—	—
Deferred compensation related to stock options	—	—	—	—	3,538	—	—
Amortization of deferred compensation	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—

Balance at December 31, 1999	7,156,214	25,496	1,717,758	2	3,889	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Accumulated	Accumulated	Total
			Other	During the	Stockholders'
	Subscriptions	Deferred	Comprehensive	Development	Equity
	Receivable	Compensation	Income	Stage	(Deficit)

Issuance of Series C preferred stock and warrants at $5.63 per share in exchange for conversion of bridge loans of $1,000,000 and cash, net of issuance costs of $43,676	—	—	—	—	4,709
Preferred and common stock subscribed	(1,266)	—
Issuance of common stock for exercisable options	—	—	—	—	6
Issuance of common stock at $.76 per share for cash	—	—	—	—	71
Deferred compensation related to stock options	—	(12)	—	—	—
Amortization of deferred compensation	—	11	—	—	11
Net loss	—	—	—	(9,624)	(9,624)

Balance at December 31, 1998	(1,266)	(1)	—	(21,544)	(4,053)
Issuance of Series C preferred stock and warrants at $5.63 per share in exchange for conversion of bridge loans and cash, net of issuance costs of $41,929	—	—	—	—	6,959
Issuance of preferred and common stock subscribed	1,266	—	—	—	1,266
Issuance of common stock for exercisable options	—	—	—	—	93
Issuance of common stock at $.76 per share for cash	—	—	—	—	39
Deferred compensation related to stock options	—	(3,538)	—	—	—
Amortization of deferred compensation	—	1,324	—	—	1,324
Net loss	—	—	—	(14,284)	(14,284)

Balance at December 31, 1999	—	(2,215)	—	(35,828)	(8,656)

ISTA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
PERIOD FROM FEBRUARY 13, 1992 (INCEPTION) TO DECEMBER 31, 2001 (CONTINUED)
(in thousands, except share and per share data)

						Preferred and
	Convertible					Common Stock
	Preferred Stock		Common Stock		Additional	Subscribed
					Paid-in
	Shares	Amount	Shares	Amount	Capital	Shares	Amount

Issuance of Series C preferred stock at $11.70 per share for acquisition of Visionex	3,319,363	28,773	—	—	—	—	—
Issuance of Series D preferred stock at $5.63 per share	1,776,199	10,000	—	—	—	—	—
Issuance of common stock in conjunction with the initial public offering, net of issuance costs of $4,479	—	—	3,450,000	3	31,743	—	—
Conversion of Preferred Stock to common stock	(12,251,776)	(64,269)	8,783,672	9	64,260		—
Issuance of Common Stock from exercise of warrants	—	—	797,014	—	41	—	—
Issuance of common stock for options	—	—	670,655	1	361	—	—
Common stock issued for services	—	—	—	—	113	—	—
Deferred compensation related to stock options	—	—	—	—	3,535	—	—
Amortization of deferred compensation	—	—	—	—	—	—	—
Deemed dividend for preferred stockholders	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—
Unrealized gain on investments	—	—	—	—	—	—	—
Comprehensive loss

Balance at December 31, 2000	—	—	15,419,099	15	103,942	—	—
Issuance of common stock for options	—	—	174,170	—	79	—	—
Common stock issued for cash	—	—	845,665	—	3,999	—	—
Common stock issued under ESPP	—	—	6,990	1	24	—	—
Common stock issuable under ESPP	—	—	8,005	—	22	—	—
Deferred compensation related to stock options	—	—	—	—	2,960	—	—
Amortization of deferred compensation	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—
Unrealized loss on investments	—	—	—	—	—	—	—
Comprehensive loss

Balance at December 31, 2001	—	$—	16,453,929	$16	$111,026	—	$—

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Deficit
			Accumulated	Accumulated	Total
			Other	During the	Stockholders'
	Subscriptions	Deferred	Comprehensive	Development	Equity
	Receivable	Compensation	Income	Stage	(Deficit)

Issuance of Series C preferred stock at $11.70 per share for acquisition of Visionex	—	—	—	—	28,773
Issuance of Series D preferred stock at $5.63 per share	—	—	—	—	10,000
Issuance of common stock in conjunction with the initial public offering, net of issuance costs of $4,479	—	—	—	—	31,746
Conversion of Preferred Stock to common stock	—	—	—	—	—
Issuance of Common Stock from exercise of warrants	—	—	—	—	41
Issuance of common stock for options	—	—	—	—	362
Common stock issued for services	—	—	—	—	113
Deferred compensation related to stock options	—	(3,535)	—	—	—
Amortization of deferred compensation	—	3,165	—	—	3,165
Deemed dividend for preferred stockholders	—	—	—	(19,245)	(19,245)
Net loss	—	—	—	(21,857)	(21,857)
Foreign currency translation adjustment	—	—	(27)	—	(27)
Unrealized gain on investments	—	—	149	—	149
Comprehensive loss					(21,735)

Balance at December 31, 2000	—	(2,585)	122	(76,930)	24,564
Issuance of common stock for options	—	—	—	—	79
Common stock issued for cash	—	—	—	—	3,999
Common stock issued under ESPP	—	—	—	—	25
Common stock issuable under ESPP	—	—	—	—	22
Deferred compensation related to stock options	—	(2,960)	—	—	—
Amortization of deferred compensation	—	1,902	—	—	1,902
Net loss	—	—	—	(22,507)	(22,507)
Foreign currency translation adjustment	—	—	(14)	—	(14)
Unrealized loss on investments	—	—	(130)	—	(130)
Comprehensive loss					(22,651)

Balance at December 31, 2001	$—	$(3,643)	$(22)	$(99,437)	$7,940

See accompanying notes

ISTA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

				For the Period
				From
				February 13,
				1992 (Inception)
	Years Ended December 31,			To
				December 31,
	2001	2000	1999	2001

OPERATING ACTIVITIES
Net loss	$(22,507)	$(21,857)	$(14,284)	$(80,147)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	1,902	3,165	1,324	6,411
Common stock issued for services	—	113	—	113
Forgiveness of note receivable	162	—	—	162
Depreciation and amortization	344	315	237	1,329
Changes in operating assets and liabilities:
Advanced payments — clinical trials and other current assets	611	(166)	(714)	(491)
Note receivable from officer	—	(10)	(10)	(162)
Accounts payable	285	(217)	404	891
Accrued compensation and related expenses	435	290	(114)	799
Accrued expenses — clinical trials and other accrued expenses	(136)	(2,406)	2,915	2,448
Deferred rent	(10)	(11)	(5)	2
Deferred income	5,000	—	—	5,000
License fee received from Visionex	—	—	—	5,000

Net cash used in operating activities	(13,914)	(20,784)	(10,247)	(58,645)
INVESTING ACTIVITIES
Purchases of marketable securities	(12,346)	(19,808)	—	(32,154)
Maturities of marketable securities	25,919	3,000	—	28,910
Purchase of equipment	(251)	(243)	(254)	(2,140)
Proceeds from refinancing under capital leases	—	—	—	827
Deposits and other assets	72	123	153	(44)
Cash acquired from Visionex transaction	—	4,403	—	4,403

Net cash provided by (used in) investing activities	13,394	(12,525)	(101)	(198)
FINANCING ACTIVITIES
Payments on obligation under capital leases	(15)	(250)	(193)	(827)
Proceeds from exercise of stock options	79	362	93	560
Proceeds from exercise of warrants	—	41	—	41
Proceeds from bridge loans with related parties	—	1,250	500	5,047
Payments on bridge loans with related parties	—	(1,750)	—	(3,755)
Proceeds from issuance of preferred stock	—	10,000	8,206	34,215
Repurchase of preferred stock	—	—	—	(56)
Proceeds from issuance of common stock	4,046	31,746	58	36,007

Net cash provided by financing activities	4,110	41,399	8,664	71,232
Effect of exchange rate changes on cash	(14)	(27)	—	(41)

Increase (decrease) in cash and cash equivalents	3,576	8,063	(1,684)	12,348
Cash and cash equivalents at beginning of period	8,772	709	2,393	—

Cash and cash equivalents at end of period	$12,348	$8,772	$709	$12,348

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$25	$30	$52	$302

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock issued in exchange for bridge loans with stockholders and accrued interest	$—	$—	$—	$2,357

Extinguishment of liability through acquisition of Visionex	$—	$5,000	$—	$5,000

Series C preferred stock issued for acquisition of Visionex	$—	$28,773	$—	$28,773

Conversion of preferred stock to common stock	$—	$64,269	$—	$64,269

See accompanying notes.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001

1.	Organization and Summary of Significant Accounting Policies

     The Company

     ISTA was incorporated in the state of California on February 13, 1992 to discover, develop and market novel therapeutics for diseases and conditions of the eye. ISTA’s initial product development efforts are focused on using highly purified formulations of the enzyme hyaluronidase to treat diseases and conditions such as vitreous hemorrhage, diabetic retinopathy and corneal opacification. The Company’s lead product candidate, Vitrase, which has completed two Phase III clinical trials, is a proprietary drug for the treatment of vitreous hemorrhage (see Note 14). The Company has not commenced commercial operations and is considered to be in the development stage.

     On March 8, 2000, ISTA acquired all the outstanding shares of Visionex in a transaction accounted for as a purchase (see Note 9). The operations of Visionex are included in the consolidated financial statements since the date of acquisition. All intercompany accounts have been eliminated in consolidation.

     The Company reincorporated in Delaware on August 4, 2000 in conjunction with its initial public offering (see Note 5).

     Basis of Presentation

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Since inception, the Company has been primarily engaged in research and development, and through December 31, 2001, the Company has incurred accumulated losses of $99.4 million, which includes the deemed dividend to preferred stockholders of $19.2 million (Note 9). The Company’s ability to transition from the development stage and ultimately, to attain profitable operations, is dependent upon obtaining sufficient working capital to complete the successful development of its products, FDA approval of its products, achieving market acceptance of such products and achievement of sufficient levels of revenue to support the Company’s cost structure.

     On May 9, 2002, the Company acquired substantially all of the assets of AcSentient, Inc. Under the terms of the transaction, the Company was required to pay an acquisition price plus certain payments to a third party totaling $1.7 million within approximately 45 days following the acquisition date, and the Company has also assumed payment and other obligations and responsibility for final development of certain of the products acquired. Additionally, the Company anticipates incurring additional research and development expenses in connection with the final development of these products, and if these compounds are approved for sale in the United States, the Company expects to incur significant marketing and sales expenses. Management believes that the Company’s existing capital resources will enable the Company to fund operations for the next 3 months. However, the Company is currently seeking additional funding to support its research and development activities and ongoing operations. The Company has engaged an investment bank and intends, subject to market conditions, to raise additional capital through an offering of its common stock to accredited investors. Without additional financing, the Company will be required to delay, reduce the scope of or eliminate one or more of its research and development projects and significantly reduce its other operating costs and may not be able to continue business.

     Cash and Cash Equivalents

     Cash and cash equivalents consist of cash in banks, certificates of deposit and short-term investments with original maturities of three months or less when purchased. Cash and cash equivalents are carried at cost, which management believes approximates fair value because of the short-term maturity of these instruments.

     Short-term Investments

     Investments with an original maturity of more than three months are considered short-term investments and have been classified by management as available-for-sale. Such investments are carried at fair value, with unrealized gains and losses included as a separate component of stockholders’ equity.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1.	Organization and Summary of Significant Accounting Policies (Continued)

     Fair Value of Financial Instruments

     The carrying amount of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities are considered to be representative of their respective fair values because of the short-term nature of those instruments.

     Concentration of Credit Risks

     Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and short-term investments.

     Property and Equipment

     Property and equipment are recorded at cost. Equipment and furniture are depreciated using the straight-line method over their estimated useful lives (generally five to seven years) and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets.

     Impairment of Long-lived Assets

     In accordance with SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of”, if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the flows associated with the use of the asset. While the Company’s current and historical operating and cash flow losses are indicators of impairment, the Company believes the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, the Company has not recognized any impairment losses through December 31, 2001.

     Research and Development Costs

     Expenditures relating to research and development are expensed in the period incurred. The Company also expenses costs incurred to obtain and prosecute patents as recoverability of such expenditures is not assured. Approximately $204,000, $344,000 and $136,000 of patent-related costs were included in research and development expense in 2001, 2000 and 1999, respectively. From February 13, 1992 (inception) through December 31, 2001 the Company expensed approximately $1,044,000 related to these costs.

     Our research and development expenses to date have consisted primarily of costs associated with the clinical trials of our product candidates, compensation and other expenses for research and development personnel, costs for consultants and contract research and costs related to development of commercial scale manufacturing capabilities for lead our product candidate Vitrase.

     We generally classify and separate research and development expenditures into amounts related to preclinical research, clinical development and manufacturing development. We have not tracked our historical research and development costs by specific project, rather, we track costs by the type of cost incurred.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Summary of Significant Accounting Policies (Continued)

     Stock-based Compensation

     As permitted by SFAS No. 123, “Accounting for Stock-Based Compensation”, the Company has elected to follow APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for stock-based employee compensation. Under APB 25, if the exercise price of the Company’s employee and director stock options equals or exceeds the estimated fair value of the underlying stock on the date of grant, no compensation expense is recognized.

     When the exercise price of the employee or director stock options is less than the estimated fair value of the underlying stock on the grant date, the Company records deferred compensation for the difference and amortizes this amount to expense in accordance with FASB Interpretation No. 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans”, over the vesting period of the options.

     Options or stock awards issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123 and EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods or Services”, and recognized over the related service period. Deferred charges for options granted to non-employees are periodically remeasured as the options vest.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Revenue Recognition

     We recognize revenue consistent with the provisions of the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin No. 101 (“SAB 101”), “Revenue Recognition”, which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and customer acceptance. Amounts received for upfront product and technology license fees under multiple-element arrangements are deferred and recognized over the period of such services or performance if such arrangements require on-going services or performance. Amounts received for milestones are recognized upon achievement of the milestone, unless the amounts received are creditable against royalties or we have ongoing performance obligations. Royalty revenue will be recognized upon sale of the related products, provided the royalty amounts are fixed and determinable and collection of the related receivable is probable. Any amounts received prior to satisfying our revenue recognition criteria will be recorded as deferred revenue in the accompanying balance sheets.

     Effect of New Accounting Standards

     In June 1998, the FASB issued SFAS No. 133, “Accounting for Derivative Instruments and Activities”, which we adopted in on January 1, 2001. SFAS No. 133 sets forth a comprehensive and consistent standard for the recognition of derivatives and hedging activities. The adoption of SFAS No. 133 did not have an impact on our results of operations or financial condition when adopted as we currently hold no derivative financial instruments and do not currently engage in hedging activities.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Summary of Significant Accounting Policies (Continued)

     In March 2000, the FASB issued FIN No. 44, “Accounting for Certain Transactions Involving Stock Compensation — an Interpretation of APB 25”. FIN 44 clarifies the definition of an employee for purposes of applying APB 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 became effective on July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998 or January 12, 2000. Upon adoption, FIN 44 did not have a material effect on the financial position or results of operations of the Company. In August 2001, the Company offered certain employees an opportunity to exchange certain of their existing stock options. These options are required to be accounted for as variable stock options in accordance with FIN 44. Variable stock options can result in significant increases and decreases in compensation expense subject to the variability of the Company’s stock price.

     In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”. The amortization of goodwill included in investments in equity investees will also no longer be recorded upon adoption of the new rules. Intangible assets that do not have indefinite lives will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121. We are required to adopt SFAS No. 142 effective January 1, 2002.

     In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. SFAS No. 144 supercedes SFAS No. 121 and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”. While earlier application is encouraged, SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company does not believe the adoption of SFAS No. 144 will have a material impact on its financial statements.

     Net Loss Per Share

     In accordance with SFAS No. 128, “Earnings Per Share”, and SEC Staff Accounting Bulletin No. 98, basic net income (loss) per common share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period.

     The Company has excluded all preferred stock, outstanding options and warrants, and shares subject to repurchase from the calculation of diluted loss per common share because all such securities are antidilutive for all periods presented. The total number of shares excluded from the calculation of diluted net loss per share, prior to application of the treasury stock method for options and warrants, was 3,556,639, 2,241,210 and 8,595,271 for the years ended December 31, 2001, 2000 and 1999, respectively.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Organization and Summary of Significant Accounting Policies (Continued)

     Segment Reporting

     The Company currently operates in only one segment.

     Comprehensive Income

     The Company has adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. Net loss and other comprehensive loss, including foreign currency translation adjustment, and unrealized gains and losses on investments shall be reported, net of their related tax effect, to arrive at comprehensive loss.

     As of December 31, 2001, accumulated foreign currency translation adjustment and accumulated unrealized gain on investments were ($41,000) and $19,000, respectively.

     Reclassifications

     Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.

2.	Balance Sheet Details

     Property and Equipment

     Equipment and leasehold improvements and related accumulated depreciation and amortization are as follows (in thousands):

	December 31,

	2001	2000

Property and equipment:
Equipment	$1,314	$1,267
Furniture and fixtures	366	369
Leasehold improvements	279	254

	1,959	1,890
Less accumulated depreciation and amortization	(1,140)	(978)

	$819	$912

     Total depreciation and amortization expense amounted to $344,000, $315,000 and $237,000 and $1,329,000 for the years ended December 31, 2001, 2000 and 1999 and for the period from February 13, 1992 (inception) to December 31, 2001, respectively.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.	Balance Sheet Details (Continued)

     Accrued Expenses

     Other accrued expenses consist of the following (in thousands):

	December 31,

	2001	2000

Accrued general expenses	$996	$848
Accrued contract manufacturing expenses	397	—
Accrued state tax payable	30	15
Accrued insurance premiums	131	356

	$1,554	$1,219

3.	Short-Term Investments

     At December 31, 2001 and 2000, short-term investments in marketable securities were classified as available-for-sale as follows (in thousands):

	Gross	Net
	Amortized	Unrealized	Estimated
	Costs	Gains	Fair Value

Short-term investments:
Corporate debt securities	$5,043	$1	$5,044
Commercial paper	10,208	147	10,415
U.S. Government & agencies	1,497	1	1,498

Balance at December 31, 2000	$16,808	$149	$16,957

Corporate debt securities	$3,235	$19	$3,254

Balance at December 31, 2001	$3,235	$19	$3,254

     The contractual maturities of all short-term investments classified as available-for-sale as of December 31, 2001 and 2000 are all within one year.

     Realized gains and losses were immaterial to the Company’s financial results for the years ended December 31, 2001 and 2000. Gross unrealized gains were $20,000 and $157,000 for December 31, 2001 and 2000, respectively. Gross unrealized losses were $1,000 and $8,000 for the years ended December 31, 2001 and 2000, respectively.

4.	Related Party Transactions

     A former executive of the Company is also a stockholder of a supplier with which the Company entered into an agreement in 1996 whereby the supplier provided certain manufacturing services to the Company. The agreement with the supplier was terminated in December 2001. For the years ended December 31, 2001, 2000 and 1999 and the period from February 13, 1992 (inception) to December 31, 2001, the Company purchased, $0, $288,000, $108,000 and $715,000, respectively, in services from the supplier.

     In 1997, the Company provided an unsecured loan to an officer in the amount of $126,000. In 2001, the principal amount of the loan plus all accrued interest was forgiven and recorded as an operating expense upon the resignation of the officer.

     During the years ended December 31, 2001, 2000 and 1999 and the period from February 13, 1992 (inception) to December 31, 2001, the Company made total payments of approximately $7,000, $41,000 and $36,000 and $189,000, respectively, to a management company owned by a stockholder of the Company for reimbursement of services performed on behalf of the Company.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.	Related Party Transactions (Continued)

     In December 1999, certain stockholders of the Company provided an unsecured loan to the Company in the amount of $500,000. In January 2000, the Company borrowed an additional $1,250,000 from certain stockholders. The principal amount of the loans, plus accrued interest at 9% per annum, was repaid in full in March 2000.

5.	Stockholders’ Equity

     Common and Preferred Stock

     During 2000, the Company issued 3,319,363 shares of Series C preferred stock at $11.70 per share to acquire all the outstanding capital stock of Visionex, which was convertible into 2,458,787 shares of common stock (see Note 9).

     Also during 2000, the Company issued 1,776,199 shares of Series D preferred stock at $5.63 per share to Allergan for proceeds of $10 million (see Note 10).

     On August 25, 2000, the Company closed on its initial public offering with the sale of 3,000,000 shares of common stock. On September 12, 2000, the underwriters of the Company’s initial public offering exercised their over allotment to purchase an additional 450,000 shares. The net proceeds from the initial public offering totaled $31.7 million. The Series A, B and C preferred stock converted on a one to 0.74 basis into 7,759,606 shares of common stock and the Series D preferred stock converted into 1,024,066 shares of common stock.

     On December 13, 2001, the Company sold, in a private placement, 845,665 shares of common stock to Otsuka for $4.0 million (see Note 11).

     At December 31, 2001 and 2000 the Company had 5,000,000 shares of preferred stock authorized at a $.001 par value and no shares were issued and outstanding.

     Preferred and Common Stock Subscribed

     Preferred and common stock subscribed at December 31, 1998, reflected 221,551 and 24,638 shares of the Company’s Series C preferred and common stock, respectively, subscribed by certain stockholders in December 1998 at a per share price of $5.63 and $0.76, respectively. A corresponding subscription receivable was included in stockholders’ equity as of December 31, 1998. In January 1999, the Company completed the subscribed transaction, and all preferred and common stock subscription amounts were received and all preferred and common stock and common stock warrants subject to the subscriptions were issued. The common stock warrants were not separately valued; therefore the entire proceeds from the transaction are included in preferred stock in the accompanying balance sheet.

     Common Stock Warrants

     In connection with the Series C preferred stock financing completed during 1998 and 1999, the Company also sold to the investors warrants to purchase 854,724 shares of common stock, which were bundled with the preferred stock as a combined unit. Each of the combined units consists of 10 shares of preferred stock and five warrants to purchase a share of common stock at $.076 per share. The warrants expire upon the earlier of five years from the date of issuance or the closing of an initial public offering. The warrants also provide the holder with the option to receive common shares equal to the intrinsic value of the warrant at the time of warrant exercise (a “cashless exercise”). As the warrants were sold with the stock in a combined unit, the warrants were not separately valued and the proceeds from the financing were not allocated between Series C Preferred Stock and common stock. Accordingly, the entire proceeds from the financing are included in preferred stock in the accompanying balance

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.	Stockholders’ Equity (Continued)

sheet. In connection with the Company’s initial public offering in August 2000, all of the warrants were exercised for the purchase of shares of common stock. A total of 801,498 warrants were used to purchase 743,788 shares of common stock in a cashless exercise and 53,226 warrants were used to purchase 53,226 shares of common stock in a cash exercise.

     Employee Stock Purchase Plan

     In April 2000, the Company’s Board of Directors adopted the Employee Stock Purchase Plan (the “Stock Purchase Plan”), which initially provides for the issuance of a maximum of 200,000 shares of common stock.

     Eligible employees can have up to 15% of their earnings withheld, subject to certain maximums, to be used to purchase shares of the Company’s common stock every January and July. The price of the common stock purchased under the Stock Purchase Plan will be equal to 85% of the lower of the fair value of the common stock on the commencement date of the offering period or the specified purchase date. Included in stockholder’s equity as issuable common stock is $22,000 relating to the issuance of 8,005 shares of common stock under the Stock Purchase Plan. As of December 31, 2001, 6,990 shares had been issued to participants, with an additional 8,005 shares issuable at year end.

     The Stock Purchase Plan provides for annual increases in the number of shares available for issuance under the plan on the first day of each year, beginning in 2001, equal to the lesser of 200,000 shares, 1.5% of the outstanding shares of common stock on the first day of the year, or a lesser amount as the Board of Directors may determine.

     Stock Compensation Plan

     The Company had reserved 3,148,148 shares of common stock under the 1993 Stock Plan (the “Plan”) for issuance to eligible employees, officers, directors and consultants. The Plan provided for the grant of incentive and nonstatutory stock options. Terms of the stock option agreements, including vesting requirements, were determined by the Board of Directors, subject to the provisions of the Plan. Options granted by the Company vest ratably over four years and are exercisable from the date of grant for a period of ten years. The option price equaled the estimated fair value of the common stock as determined by the Board of Directors on the date of the grant. Upon completion of the Company’s initial public offering in August 2000, the 1993 Stock Plan was terminated. No further option grants will be made under this Plan, and any shares reserved but not yet issued and cancellations under the 1993 Stock Plan will be made available for grant under the 2000 Stock Plan.

     In 2000, the Company’s stockholders approved the 2000 Stock Plan that became effective upon the completion of the Company’s initial public offering in August 2000. The 2000 Stock Plan provides for the grant of incentive stock options to employees and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants. A total of 200,000 shares of common stock were initially reserved for issuance under the 2000 Stock Plan. The 2000 Stock Plan provides for annual increases in the number of shares available for issuance under the plan on the first day of each year, beginning in 2000, equal to the lesser of 200,000 shares, 1.5% of the outstanding shares of common stock on the first day of the year, or a lesser amount as the Board of Directors may determine.

     As of December 31, 2001, a total of 89,611 shares of common stock were reserved for issuance under the 2000 Stock Plan.

     In December 2001, the Board of Directors granted our new Chief Executive Officer and President a stand-alone option agreement to purchase 1,004,609 shares of common stock of the Company for a purchase price of $2.00 per share.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.	Stockholders’ Equity (Continued)

     A summary of the Company’s stock option activity and related information follows:

					Weighted-
					Average
		Price			Exercise
	Shares	Per Share			Price

Outstanding at December 31, 1998	1,946,852	$0.21	—	$0.76	$0.50
Granted	1,000,074	$0.76	—	$0.76	$0.76
Exercised	(206,835)	$0.21	—	$0.76	$0.44
Canceled	(254,288)	$0.38	—	$0.76	$0.71

Outstanding at December 31, 1999	2,485,803	$0.21	—	$0.76	$0.59
Granted	687,222	$0.76	—	$10.40	$3.48
Exercised	(659,141)	$0.76	—	$10.40	$0.56
Canceled	(272,674)	$0.38	—	$0.76	$0.75

Outstanding at December 31, 2000	2,241,210	$0.20	—	$10.40	$1.47
Granted	1,742,738	$1.90	—	$5.13	$2.63
Exercised	(174,170)	$0.20	—	$0.76	$0.46
Canceled	(253,139)	$0.76	—	$10.40	$7.19

Outstanding at December 31, 2001	3,556,639	$0.20	—	$10.40	$1.74

     The following table summarizes information about options outstanding at December 31, 2001:

		Options Outstanding		Options Exercisable

Weighted
		Average	Weighted		Weighted
		Remaining	Average	Number	Average
Range of	Number	Contractual	Exercise	Exercisable	Exercise
Exercise Price	Outstanding	Life	Price	and Vested	Price

$0.20 - $10.4	3,556,639	7.36	$1.74	1,214,778	$0.92

     Pro forma net loss information has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed in SFAS No. 123. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     The fair value of these options was estimated at the date of grant using the minimum value pricing model for grants prior to the initial public offering and the Black Scholes method for grants after the initial public offering with the following weighted average assumptions for 2001, 2000 and 1999: risk-free interest rate of 5.1%, 5.75% and 5.5%, respectively, zero dividend yield, volatility of 73% in 2001, 72% in 2000 and none for 1999; and a weighted-average life of the option of five years. The estimated weighted average fair value of stock options granted during 2001, 2000 and 1999 was $2.31, $5.25 and $0.17, respectively.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.	Stockholders’ Equity (Continued)

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the related options. The Company’s pro forma information follows (in thousands except per share data):

	Years Ended December 31,

	2001	2000	1999

Net loss attributable to common stockholders, as reported	$(22,507)	$(41,102)	$(14,284)
Pro forma net loss	$(24,389)	$(41,920)	$(14,360)
Net loss per share, basic and diluted, as reported	$(1.44)	$(6.01)	$(9.50)
Pro forma net loss per share, basic and diluted	$(1.56)	$(6.13)	$(9.56)

     Shares Reserved for Future Issuance

     The following shares of common stock are reserved for future issuance at December 31, 2001:

Stock plans:
Options granted and outstanding	2,552,030
Reserved for future option grants	89,611

2,641,641
Stock purchase plan:
Reserved for future issuance	200,000

2,841,641

     Deferred Compensation

     During the years ended December 31, 2001, 2000 and 1999 in connection with the grant of various stock options to employees, the Company recorded deferred stock compensation totaling $2,960,000, $3,535,000 and $3,538,000, respectively, representing the difference between the exercise price and the estimated market value of the Company’s common stock as determined by the Company’s management on the date such stock options were granted. Deferred compensation is included as a reduction of stockholders’ equity and is being amortized to expense over the vesting period of the options in accordance with FASB Interpretation No. 28, which permits an accelerated amortization methodology. During the years ended December 31, 2001, 2000 and 1999, the Company recorded amortization of deferred compensation expense of $1,902,000, $3,165,000 and $1,324,000, respectively. As of December 31, 2001, total charges to be recognized in future periods from amortization of deferred stock compensation are anticipated to be approximately $2,237,000, $939,000 and $372,000 for the years ending December 31, 2002, 2003 and 2004 , respectively.

     In August 2001, the Company offered certain employees an opportunity to exchange certain of their existing stock options. These options are required to be accounted for as variable stock options in accordance with FIN 44. Variable stock options can result in significant increases and decreases in compensation expense subject to the variability of the Company’s stock price.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.	Commitments and Contingencies

     Clinical Trial Agreements

     During 1998 and 1999, the Company entered into several agreements with contract research organizations to perform Phase III clinical trials in various countries. Upon early termination, the Company is subject to a termination fee of approximately $200,000 as defined in the agreements. The Company presently has no intention of terminating the agreements. As of December 31, 2001, the Company had approximately $3.2 million of future obligations relating to services to be provided under these agreements.

     Lease Commitments

     The Company leases its corporate and laboratory facilities and certain equipment under various operating leases. As of December 31, 2001, the Company has made approximately $31,000 in cash deposits related to operating leases. Provisions of the facilities lease provide for abatement of rent during certain periods and escalating rent payments during the term. For financial reporting purposes, rent expense is recognized on a straight-line basis over the term of the lease. Accordingly, rent expense recognized in excess of rent paid is reflected as deferred rent. Additionally, the Company is required to pay taxes, insurance and maintenance expenses related to the building. Rent expense on the facilities and equipment during 2001, 2000 and 1999 and the period from February 13, 1992 (inception) to December 31, 2001 was $313,000, $518,000 and $237,000 and $1,825,000, respectively.

     Future annual minimum payments under operating leases as of December 31, 2001 are as follows (in thousands):

Years Ending December 31:

2002	$294
2003	279
2004	210
2005	9

$792

Purchase Commitments

     The Company entered into a long-term supply agreement with a manufacturer of hyaluronidase in the UK. The supply agreement provides for the UK manufacturer to supply, and the Company to purchase, certain minimum levels of hyaluronidase. At December 31, 2001, the approximate future purchase commitments under the supply agreement are as follows (in thousands):

2002	$696
2003	870
2004	1,160
2005	1,450
2006	1,740

$5,916

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.	Income Taxes

     At December 31, 2001, the Company had federal and California income tax net operating loss carryforwards of approximately $52,548,000 and $42,385,000, respectively.

     The federal tax loss carryforwards will begin to expire in 2007, unless previously utilized. Approximately $1,366,000 of the California tax loss carryforwards expired in 2001 and the remaining California tax loss carryforwards will continue to expire in 2002, unless previously utilized. The Company also has federal and California research tax credit carryforwards of approximately $3,130,000 and $1,929,000, respectively. The federal research tax credit will begin to expire in 2010, unless previously utilized.

     Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company’s tax loss and credit carryforwards may be limited because of cumulative changes in ownership of more than 50% that have occurred. However, the Company does not believe such limitation will have a material impact upon the utilization of these carryforwards.

     Significant components of the Company’s deferred tax assets are shown below. A valuation allowance of $30,887,000 has been established to offset the deferred tax assets, as realization of such assets is uncertain.

	December 31,

	2001	2000

Deferred tax asset:
Net operating loss carryforwards	$20,829,000	$16,360,000
Research and development credits	4,383,000	2,852,000
Capitalized research and development	3,332,000	2,916,000
Deferred revenue	2,037,000	—
Other, net	306,000	618,000

Total deferred tax asset	30,887,000	22,746,000
Valuation allowance for deferred tax assets	(30,887,000)	(22,746,000)

	$—	$—

     A portion of the deferred tax assets related to net operating loss carryforwards as of December 31, 2001 include amounts related to stock option activity for which subsequent recognizable tax benefits, if any, will be credited to stockholders’ equity.

8.	Employee Benefit Plan

     The Company has a 401(k) Savings Plan covering substantially all employees that have been employed for at least three months and meet certain age requirements. Employees may contribute up to 15% of their compensation per year (subject to a maximum limit by federal tax law). The Company does not provide matching contributions to the 401(k) Savings Plan.

9.	Visionex Agreements and Acquisition

     In June 1997, the Company entered into a seven-year agreement with Visionex, a Singapore corporation. The Company granted Visionex the exclusive right to register, import, market, sell and distribute the Company’s products in East Asia (excluding Japan and Korea) in exchange for a license fee paid by Visionex to the Company of $5,000,000. Upon the formation of Visionex, the Company had no ownership interest in Visionex, but investors owning 87.3% of ISTA also owned 62.5% of Visionex. Prior to the acquisition of Visionex on March 8, 2000, as discussed below, investors who owned 66% of ISTA shares controlled 100% of Visionex shares. In addition, three of the five board members of Visionex at December 31, 1999 are also board members of the Company.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.	Visionex Agreements and Acquisition (Continued)

     The Company also entered into a Call Option Agreement (the “Agreement”) with Visionex and its shareholders (the “Shareholders”), whereby the Company could require the Shareholders to exchange their outstanding shares of Visionex stock (the “Preference Shares”) for the Company’s stock (the “Call Option”). The Visionex Preference Shares would have been exchanged for a range dependent upon the annual revenues of Visionex, as defined in the Agreement, of 1,668,662 up to 2,458,787 shares of the Company’s common stock, or, if the Company had not yet successfully completed an initial public offering, Series C preferred stock. The Call Option could have been exercised by the Company anytime during the two-year period beginning June 27, 2000, but could have been deferred for a period of up to two years by a majority of the holders of the Preference Shares.

     The Agreement also provided for a put option whereby each of the Visionex Shareholders could require the Company to purchase the outstanding Preference Shares held by such shareholder. The per share purchase price that was to be paid by the Company under the put option was 0.1689 shares of the Company’s common stock, or, if the Company had not yet successfully completed an initial public offering, Series C preferred stock (up to a maximum of 2,252,694 shares). The put option was exercisable anytime in the three-year period beginning June 27, 1999.

     The Company’s financial statements through December 31, 1999 do not include the assets, liabilities, or results of operations of Visionex due to the Company’s lack of ownership interest in Visionex and lack of control of the operations of Visionex during such period. Due to the existence of the put option, the $5 million license fee received from Visionex was recorded as a liability as of December 31, 1999.

     On March 8, 2000, the Company issued 3,319,363 shares of Series C preferred stock to acquire all of the outstanding capital stock of Visionex, which was convertible into 2,458,787 shares of common stock. The assets of Visionex consisted primarily of cash of approximately $4.4 million and the product rights originally acquired from the Company by Visionex. The tangible assets were valued at Visionex’s carrying value, which approximates fair value. The Company recorded no value for such intangible assets since (i) Visionex had not made any substantial progress in commercializing the products since it had originally acquired them, and (ii) the intangible assets had originally been acquired from the Company, and (iii) the Company had no historical cost basis in the assets prior to the transfer of them to Visionex. The liability related to the license fee received from Visionex was extinguished and transferred to equity. Accordingly, the Company recognized a deemed dividend of $19.2 million in the first quarter of 2000 for the excess of the estimated value of the shares issued over the net tangible assets acquired.

     During 2001, the Company decided to wind down the operations of Visionex in 2002 following the completion of the Phase II clinical trial of Vitrase, which has been conducted in Singapore.

     The Company’s consolidated financial statements for 2001 and 2000 include the operations of Visionex since the date of acquisition.

10.	Allergan Agreement

     In March 2000, the Company entered into a license agreement with Allergan, under which Allergan will be responsible for the marketing, sale and distribution of Vitrase in the United States and all international markets, except Mexico and Japan. Under a related supply agreement, the Company will supply all of Allergan’s requirements of Vitrase at a fixed price per unit subject to certain future adjustments. The term of the license is ten full years after the date of the first commercial sale. Profits on the sale of Vitrase in the United States will be shared equally between Allergan and the Company. The Company is responsible for all costs of product development, preclinical studies and clinical trials of Vitrase and may receive up to $35.0 million in payments from Allergan upon the achievement of specified regulatory and development objectives.

ISTA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.	Allergan Agreement (Continued)

     The Company also issued 1,776,199 shares of Series D preferred stock to Allergan at $5.63 per share for proceeds of approximately $10.0 million. These shares were converted into 1,024,066 shares of common stock upon completion of the Company’s initial public offering.

11.	Otsuka Agreement

     In December 2001, the Company entered into a license agreement with Otsuka, under which Otsuka will be responsible for the marketing, sale and distribution of Vitrase in Japan. Under a related supply agreement, the Company will supply all of Otsuka’s requirements of Vitrase at a fixed price per unit subject to certain future adjustments. The term of the license is the later of fifteen years from the date of first commercial sale of Vitrase in Japan or the expiration of the last valid claim of the licensed patents. Currently, no patents for Vitrase have been issued in Japan.

     The Company is responsible for all costs related to manufacturing, while Otsuka is responsible for preclinical studies, clinical trials and regulatory approval of Vitrase in Japan. In December 2001, the Company received an initial license payment of $5.0 million and may receive an additional license payment upon regulatory approval of Vitrase in Japan. Due to the Company’s continuing involvement with Otsuka under the license agreement and related supply agreement, the $5.0 million license fee was recorded as deferred revenue as of December 31, 2001 and will be amortized over the estimated life of the license agreement of 18 years.

     The Company also issued 845,665 shares of common stock to Otsuka at $4.73 per share in a private placement for net proceeds of approximately $4.0 million.

12.	Geographic Information

     During 2001, the Company purchased certain laboratory and production equipment for use in Mexico and the UK. Laboratory and production equipment located in these countries totaled $443,000, $180,000 and $385,000 at December 31, 2001, 2000 and 1999, respectively.

     The Company also has certain obligations denoted in foreign currency relating to clinical trials in Mexico, the UK, Poland, Germany, and the Netherlands. At December 31, 2001, 2000 and 1999 these obligations totaled $61,000, $24,000 and $74,000, respectively.

13.	Subsequent Event

     During January 2002, the Company adopted a Shareholder Rights Plan, whereby the Company issued a dividend of one right for each share of common stock of the Company held by stockholders of record as of the close of business on January 25, 2002. The plan is designed to contribute to the preservation of the Company’s long-term value for its stockholders and assure the stockholders’ fair value in the event of a future unsolicited business combination or similar transaction involving the Company.

14.	Subsequent Event (unaudited)

     In March 2002, the Company announced preliminary efficacy and safety results for the two Phase III clinical trials of Vitrase for the treatment of severe vitreous hemorrhage. Data from both Phase III studies did not show a statistically significant improvement in the primary (surrogate) endpoint. The Company intends to meet with the FDA as soon as possible to discuss the results. Those discussions may result in a requirement that the Company conduct additional Phase III clinical studies to support regulatory approval or a decision by the Company to terminate further development of Vitrase for the treatment of severe vitreous hemorrhage.